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                                   EXHIBIT 5


                  OPINION OF BALLARD SPAHR ANDREWS & INGERSOLL





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               [Letterhead of Ballard Spahr Andrews & Ingersoll]




                                                            December 11, 1997



EPL Technologies, Inc.
2 International Plaza, Suite 245
Philadelphia, PA  19113-1507

                 Re: Shares of Common Stock of EPL Technologies, Inc. Issued Pursuant to the EPL Technologies, Inc. 1994 Stock Incentive Plan, as amended

Ladies and Gentlemen:

                 We have acted as counsel to EPL Technologies, Inc. (the "Company") in connection with the amendment to the Company's 1994 Stock Incentive Plan (the "Plan") and the registration and issuance of up to an additional 1,500,000 shares of the Company's common stock, par value $0.001 per share (the "Shares") issuable under the Plan pursuant to the terms thereof, increasing the total number of shares issuable under the Plan from 3,000,000 to 4,500,000.

                 In rendering our opinion, we have assumed that a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, with respect to the Shares will have been filed by the Company with the Securities and Exchange Commission and will have become effective before any of the Shares are issued, and that persons acquiring the Shares will do so strictly in acccordance with the terms of the Plan and will receive a prospectus containing all of the information required by Part I of Form S-8 before acquiring such Shares. We have also reviewed such certificates, documents, corporate records and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with the originals of all instruments presented to us as copies and the genuineness of all signatures.





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EPL Technologies, Inc.
December 11, 1997
Page 2



                 Based upon the foregoing, we are of the opinion that the additional 1,500,000 Shares covered by the Plan, when issued by the Company to the purchasers of the Shares in accordance with the terms and conditions of the Plan, will be legally issued, fully paid and non-assessable.

                 We consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                     Very truly yours,


                              /s/Ballard Spahr Andrews & Ingersoll